Exhibit 99.1

Veracyte Announces Third Quarter 2021 Financial Results

Total Revenue of $60.4 Million and Volume of 20,972 Tests

Company Launches Percepta Nasal Swab and Decipher Bladder Genomic Tests;
Completes Acquisition of HalioDx

Conference Call and Webcast Today at 4:30 p.m. ET

SOUTH SAN FRANCISCO, Calif., November 9, 2021 – Veracyte, Inc. (Nasdaq: VCYT) today announced financial results for the third quarter ended September 30, 2021.

“We are pleased with our third quarter performance as we experienced strong year-over-year revenue growth despite the headwind of the COVID-19 Delta variant,” said Marc Stapley, Veracyte’s chief executive officer. “With the completion of our acquisition of HalioDx, the launch of our novel noninvasive Percepta Nasal Swab test for early lung cancer risk assessment and of our Decipher Bladder test to help guide bladder cancer treatment decisions, the pieces are coming together to transform our company into a global cancer diagnostics leader.”

Third Quarter 2021 Financial Results

For the third quarter of 2021, as compared with the third quarter of 2020:

•Total Revenue was $60.4 million, an increase of 94%, including $4.7 million of HalioDx revenue;
•Gross Margin was 64%, a decrease of 300 basis points including the impact of HalioDx and the associated purchase accounting; Gross Margin equaled 68%, an increase of 100 basis points, before the impact of HalioDx;
•Operating Expenses, Excluding Cost of Revenue, were $55.4 million, an increase of 123%, including $7.5 million of HalioDx expenses and $5.8 million in acquisition-related expenses;
•Net Loss was $14.1 million, an increase of 243%, including $5.8 million of acquisition-related expenses and $6.3 million of HalioDx net loss;
•Basic and Diluted Net Loss Per Common Share was $0.20, an increase of 150%;
•Net Cash Used in Operating Activities was $1.4 million including $3.9 million of acquisition-related expenses; and
•Cash and Cash Equivalents were $164.0 million at September 30, 2021.

For the nine months ended September 30, 2021, compared to the prior year:

•Total Revenue was $152.2 million, an increase of 83%, including $4.7 million of HalioDx revenue;
•Gross Margin was 66%, an increase of 200 basis points including the impact of HalioDx and the associated purchase accounting; Gross Margin equaled 68%, an increase of 400 basis points, before the impact of HalioDx;
•Operating Expenses, Excluding Cost of Revenue, were $170.2 million, an increase of 113%, including $7.5 million of HalioDx expenses and $45.3 million of acquisition-related expenses;
•Net Loss was $65.0 million, an increase of 142%, including $45.3 million of acquisition-related expenses and $6.3 million of HalioDx net loss;
•Basic and Diluted Net Loss Per Common Share was $0.97, an increase of 87%, including $0.68 per share attributable to acquisition-related expenses recorded in general and administrative expenses; and
•Net Cash Used in Operating Activities was $40.1 million, including $43.4 million of acquisition-related expenses.

Third Quarter 2021 and Recent Business Highlights

Commercial Growth:
•Grew volume to 20,972 tests, including a small contribution from the Immunoscore Colon Cancer test, an increase of 79% compared to the same period in 2020.
•Gained a new Blues coverage policy for Decipher Prostate, making the test a covered benefit for the plan’s 5 million members and bringing the total number of covered lives to over 150 million. Also secured contracts for the test with a large Blues plan and national government payer.

Evidence Development and Guideline Inclusion:
•Six abstracts demonstrating the performance and utility of our genomic pulmonology and urology tests were presented at the 2021 American College of Chest Physicians (CHEST) and American Society for Radiation Oncology (ASTRO) annual meetings, respectively.
•New long-term clinical utility data for the Afirma Genomic Sequencing Classifier were published in the Journal of the Endocrine Society and showed that the test helped reduce unnecessary surgeries in patients with indeterminate thyroid nodule cytology.
•Data published in the Journal of Urology demonstrated that the Decipher Bladder genomic test accurately identifies bladder tumors that are most likely to respond to chemotherapy prior to radical cystectomy.
•New NCCN Clinical Practice Guidelines for Oncology were published and include specific treatment recommendations for men with prostate cancer uniquely based on their Decipher Prostate RP genomic classifier score.
•New Pan-Asian adapted ESMO Clinical Practice Guidelines recommended the Immunoscore Colon Cancer test to refine the prognosis of stage 2 and stage 3 colon cancer patients in conjunction with traditional assessment.

Pipeline Advancement:
•Began offering the Percepta Nasal Swab test to a limited number of sites as part of a clinical utility study to build the clinical evidence needed to support reimbursement.
•Commenced the commercial launch of the Decipher Bladder test following Medicare coverage.

HalioDx Acquisition:
•Completed the acquisition of HalioDx for $321 million on August 2, 2021, bringing to Veracyte IVD manufacturing and development capabilities, deep scientific expertise in immuno-oncology and the Immunoscore Colon Cancer test.

2021 Financial Outlook

Veracyte is updating its 2021 annual total revenue guidance to $210 million to $218 million, from the previous guidance range of $200 million to $208 million, with HalioDx expecting to contribute approximately $10 million. This range represents 79% to 86% total revenue growth for fiscal 2021 compared to fiscal 2020.

Conference Call and Webcast Details
Veracyte will host a conference call and webcast today at 4:30 p.m. Eastern Time to discuss the company's financial results and provide a general business update. The conference call will be webcast live from the company’s website and will be available via the following link: https://edge.media-server.com/mmc/p/3rcxuu6u. The webcast should be accessed 10 minutes prior to the conference call start time. A replay of the webcast will be available for one year following the conclusion of the live broadcast and will be accessible on the company’s website at https://investor.veracyte.com/events-presentations.

The conference call can be accessed as follows:

U.S./Canada participant dial-in number (toll-free):	(855) 541-0980
International participant dial-in number:	(970) 315-0440
Conference I.D.:	9065288

About Veracyte
Veracyte (Nasdaq: VCYT) is a global diagnostics company that improves patient care by providing answers to clinical questions, informing diagnosis and treatment decisions throughout the patient journey in cancer and other diseases. The company’s growing menu of diagnostic tests leverages advances in genomic science and technology, enabling patients to avoid risky, costly diagnostic procedures and quicken time to appropriate treatment. The company’s tests in lung cancer, prostate cancer, breast cancer, thyroid cancer, bladder cancer, colon cancer, and idiopathic pulmonary fibrosis are available to patients and its renal cancer and lymphoma subtyping tests are in development, the latter as a companion diagnostic. With Veracyte’s exclusive global license to a best-in-class diagnostics instrument platform, the company is positioned to deliver its genomic tests to patients worldwide. Veracyte is based in South San Francisco, California. For more information, please visit www.veracyte.com and follow the company on Twitter (@veracyte).

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements, including, but not limited to, our statements related to our expected total revenue and other financial and operating results for 2021 and our plans, objectives, expectations (financial and otherwise) or intentions with respect to our Prosigna, Afirma, Percepta, Envisia, LymphMark, Decipher Prostate, Percepta Nasal Swab, Percepta Genomic Atlas and Decipher Bladder test and products for use in diagnosing and treating diseases, Medicare coverage, and our commercial organization. Forward-looking statements can be identified by words such as: “appears,” "anticipate," "intend," "plan," "expect," "believe," "should," "may," "will," “positioned,” “designed” and similar references to future periods. Actual results may differ materially from those projected or suggested in any forward-looking statements. These statements involve risks and uncertainties, which could cause actual results to differ materially from our predictions, and include, but are not limited to Veracyte’s ability to launch, commercialize and receive reimbursement for our products, to successfully integrate the HalioDx and Decipher Biosciences businesses and execute on our business plans; and the performance and utility of Veracyte’s tests in the clinical environment. Additional factors that may impact these forward-looking statements can be found under the caption “Risk Factors” in our Annual Report on Form 10-K filed with the SEC on February 22, 2021 and our subsequent quarterly reports on Form 10-Q. Copies of these documents can be found at the Investors section of our website at www.veracyte.com. The risks and uncertainties may be amplified by the COVID-19 pandemic, which has caused significant economic uncertainty. The extent to which the COVID-19 pandemic impacts Veracyte’s businesses, operations, and financial results, including the duration and magnitude of such effects, will depend on numerous factors, which are unpredictable, including, but not limited to, the duration and spread of the outbreak, its severity, the actions to contain the virus or treat its impact, and how quickly and to what extent normal economic and operating conditions can resume. These forward-looking statements speak only as of the date hereof and, except as required by law, Veracyte specifically disclaims any obligation to update these forward-looking statements or reasons why actual results might differ, whether as a result of new information, future events or otherwise.

Veracyte, the Veracyte logo, HalioDx, Brightplex, Decipher, Decipher GRID, Afirma, Percepta, Envisia, Prosigna, Lymphmark, “Know by Design” and “More about You” are registered trademarks of Veracyte, Inc. and its affiliates in the U.S. and selected countries. nCounter is the registered trademark of NanoString Technologies, Inc. in the U.S. and selected countries, and used by Veracyte under license. Immunoscore is the registered trademark of Inserm in the U.S. and selected countries, and is used by HalioDx under license.

VERACYTE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands of dollars, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues:(1)
Testing revenue	$50,897	$28,270	$134,768	$70,473
Product revenue	2,959	2,027	8,706	7,149
Biopharmaceutical and other revenue	6,514	824	8,704	5,325
Total revenue	60,370	31,121	152,178	82,947

Operating Expenses:(1)(2)
Cost of testing revenue	16,073	9,118	42,494	26,157
Cost of product revenue	1,491	1,048	4,304	3,539
Cost of biopharmaceutical and other revenue	4,079	204	4,720	572
Research and development	8,006	4,042	19,591	12,618
Selling and marketing	21,670	10,955	57,628	39,240
General and administrative	20,749	8,546	82,504	24,316
Intangible asset amortization	4,983	1,274	10,507	3,822
Total operating expenses	77,051	35,187	221,748	110,264
Loss from operations	(16,681)	(4,066)	(69,570)	(27,317)
Other income (loss), net	1,202	(58)	(762)	452
Loss before income tax benefit	(15,479)	(4,124)	(70,332)	(26,865)
Income tax benefit	(1,350)	—	(5,297)	—
Net loss	$(14,129)	$(4,124)	$(65,035)	$(26,865)
Net loss per common share, basic and diluted	$(0.20)	$(0.08)	$(0.97)	$(0.52)
Shares used to compute net loss per common share, basic and diluted	69,743,733	54,858,052	66,820,654	51,632,750

(1) The financial results of HalioDx are included from the date of acquisition which contributed the following revenue and operating expenses for the three and nine months ended September 30, 2021:

Revenues:
Testing revenue	$75
Biopharmaceutical revenue	4,645
Total revenue	$4,720

Operating Expenses:
Cost of testing revenue	$269
Cost of biopharmaceutical revenue	3,735
Research and development	1,201
Selling and marketing	1,508
General and administrative	3,568
Intangible asset amortization	1,259
Other income (loss), net	(526)
Total operating expenses	$11,014

(2) Cost of revenue, research and development, sales and marketing and general and administrative expenses include the following stock-based compensation related expenses:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
HalioDx stock-based compensation expense	2,567	—	2,567	—
Other stock-based compensation expense	5,667	3,090	13,587	9,354
Total stock-based compensation expense	8,234	3,090	16,154	9,354

VERACYTE, INC.
CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS
(Unaudited)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net loss	$(14,129)	$(4,124)	$(65,035)	$(26,865)
Other comprehensive loss:
Change in currency translation adjustments	(8,140)	—	(8,140)	—

Net comprehensive loss	$(22,269)	$(4,124)	$(73,175)	$(26,865)

VERACYTE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30, 2021	December 31, 2020[1]
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$164,029	$349,364
Accounts receivable	40,309	18,461
Supplies	9,824	4,657
Prepaid expenses and other current assets	15,146	3,197
Total current assets	229,308	375,679
Property and equipment, net	14,868	8,990
Right-of-use assets, operating lease	16,001	7,843
Intangible assets, net	209,521	59,924
Goodwill	714,273	2,725
Restricted cash	749	603
Other assets	1,636	1,399
Total assets	$1,186,356	$457,163
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$11,201	$3,116
Accrued liabilities	29,044	11,705
Current portion of deferred revenue	3,440	371
Current portion of acquisition-related contingent consideration	2,646	—
Current portion of operating lease liability	3,465	1,589
Current portion of other liabilities	241	—
Total current liabilities	50,037	16,781
Long-term debt	1,075	810
Deferred revenue, net of current portion	552	829
Deferred tax liability	6,234	—
Acquisition-related contingent consideration, net of current portion	5,251	7,594
Operating lease liability, net of current portion	14,236	9,917
Other liabilities	1,891	—
Total liabilities	79,276	35,931
Total stockholders’ equity	1,107,080	421,232
Total liabilities and stockholders’ equity	$1,186,356	$457,163

[1] The condensed balance sheet at December 31, 2020 has been derived from the audited financial statements at that date included in the Company's Form 10-K filed with the Securities and Exchange Commission dated February 22, 2021.

VERACYTE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands of dollars)

	Nine Months Ended September 30,
	2021	2020
Operating activities
Net loss	$(65,035)	$(26,865)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	13,189	5,919
Stock-based compensation	15,787	9,354
Benefit from income taxes	(5,297)	—
Interest on end-of-term debt obligation	161	162
Write-down of excess supplies	—	1,088
Noncash lease expense	1,566	714
Revaluation of acquisition-related contingent consideration	303	332
Effect of foreign currency on operations	1,601	(17)
Changes in operating assets and liabilities:
Accounts receivable	(6,285)	1,742
Supplies	4	1,262
Prepaid expenses and other current assets	(1,905)	(923)
Other assets	353	134
Operating lease liability	(1,710)	(1,040)
Accounts payable	3,872	(534)
Accrued liabilities and deferred revenue	3,329	(3,300)
Net cash used in operating activities	(40,067)	(11,972)
Investing activities
Acquisition of Decipher Biosciences, net of cash acquired	(574,411)	—
Acquisition of HalioDx, net of cash acquired	(163,645)	—
Proceeds from sale of equity securities	3,000	—
Purchase of equity securities	—	(1,000)
Purchases of property and equipment	(4,535)	(1,949)
Net cash used in investing activities	(739,591)	(2,949)
Financing activities
Proceeds from the issuance of common stock in a public offering, net of issuance costs	593,821	193,831
Payment of long-term debt	—	(100)
Payment of taxes on vested restricted stock units	(8,307)	(3,161)
Proceeds from the exercise of common stock options and employee stock purchases	10,633	10,114
Net cash provided by financing activities	596,147	200,684
(Decrease) increase in cash, cash equivalents and restricted cash	(183,511)	185,763
Effect of foreign currency on cash, cash equivalents and restricted cash	(1,678)	—
Net (decrease) increase in cash, cash equivalents and restricted cash	(185,189)	185,763
Cash, cash equivalents and restricted cash at beginning of period	349,967	159,920

Cash, cash equivalents and restricted cash at end of period	$164,778	$345,683

Supplementary cash flow information:
Purchases of property and equipment included in accounts payable and accrued liability	$31	$355
Interest paid on debt	$9	$3
Issuance of common stock for acquisition of HalioDx	$147,089	$—

CASH, CASH EQUIVALENTS AND RESTRICTED CASH
(Unaudited)
(In thousands of dollars)

	September 30,	December 31,
	2021	2020
Cash and cash equivalents	$164,029	$349,364
Restricted cash	749	603
Total cash, cash equivalents and restricted cash	$164,778	$349,967

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Investor and Media Contact:

Tracy Morris
Vice President of Corporate Communications
& Investor Relations
650-380-4413
tracy.morris@veracyte.com